EXHIBIT 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of November 1, 2023, by and among SELECTQUOTE, INC., a Delaware corporation, as the Borrower, the other Credit Parties party hereto, the Consenting Lenders (as defined below) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto, the Administrative Agent and UMB Bank, N.A., as Revolver Agent are parties to that certain Credit Agreement, dated as of November 5, 2019 (as amended by that certain First Amendment dated as of February 24, 2021, that certain Second Amendment dated as of November 2, 2021, that certain Third Amendment, dated as of December 23, 2021, that certain Successor Agent Agreement dated as of February 24, 2022, that certain Fourth Amendment to Credit Agreement, dated as of August 26, 2022, that certain Fifth Amendment to Credit Agreement, dated as of May 5, 2023 and that certain Sixth Amendment to Credit Agreement, dated as of September 11, 2023, the “Credit Agreement”, and as further amended by this Agreement, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto which constitute Required Lenders and Required Revolving Lenders under the Credit Agreement immediately prior to the effectiveness of this Agreement (the “Consenting Lenders”) consent, and the Administrative Agent and the Consenting Lenders have agreed pursuant to Section 9.1 of the Credit Agreement to so consent, to the amendment of certain terms and provisions of the Credit Agreement as set forth herein and thereby agree to be bound by the terms of the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
SECTION 1. Terms Generally. The rules of construction set forth in Section 11.2 of the Amended Credit Agreement shall apply mutatis mutandis to this Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents. Capitalized terms used but not defined herein have the meanings assigned thereto in the Amended Credit Agreement.
SECTION 2. [Reserved].
SECTION 3.     Amendments to Credit Agreement. Effective as of the Seventh Amendment Effective Date (as defined below), in reliance upon the representations and warranties of the Credit Parties set forth in the Amended Credit Agreement, the other Loan Documents and this Agreement, the Credit Agreement is hereby amended as follows:
(i)Section 6.1 of the Credit Agreement is hereby amended to (a) delete the reference to “2.046:1.00” appearing opposite “September 30, 2024” in the table appearing therein and (b) insert “1.480:1.00” in lieu thereof.
(ii)Section 6.2 of the Credit Agreement is hereby amended and restated as follows:
“Liquidity. The Credit Parties shall not permit Liquidity as of any date set forth below to be less than the amount set forth in the table below opposite such date”:

Date	Minimum Liquidity
August 31, 2022 and September 30, 2022	$100,000,000
October 31, 2022; November 30, 2022; and December 31, 2022	$15,000,000
January 31, 2023; February 28, 2023; and March 31, 2023	$50,000,000
April 30, 2023; May 31, 2023; and June 30, 2023	$40,000,000
July 31, 2023; August 31, 2023; and September 30, 2023	$15,000,000
October 31, 2023 and November 30, 2023	$75,000,000
December 31, 2023	$62,500,000
January 31, 2024; February 29, 2024; and the last day of each month ending thereafter	$75,000,000

Each of the Revolver Agent and the Consenting Lenders party hereto, who collectively constitute the Required Lenders and Required Revolving Lenders, hereby authorizes and directs the Administrative Agent to execute this Agreement.
SECTION 1. Conditions to Effectiveness of the Amendments Set Forth in the Amended Credit Agreement. This Agreement and the amendments set forth in the Amended Credit Agreement shall become effective on the first date when each of the following conditions precedent shall have been satisfied:
(i)Borrower shall have reimbursed the Administrative Agent and the Consenting Lenders for all reasonable and documented fees, costs and expenses incurred in connection with the Credit Agreement and this Agreement, to the extent invoiced at least one (1) Business Day prior to the Seventh Amendment Effective Date.
(ii)This Agreement shall have been duly executed and delivered by the Borrower, the Administrative Agent and each Consenting Lender.

(iii)The representations and warranties by any Credit Party contained herein, in the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects as of the Seventh Amendment Effective Date with the same effect as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which event such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided, however, that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(iv)No Default or Event of Default has occurred and is continuing or would result from giving effect to the transactions set forth in this Agreement.
The first date on which all the forgoing conditions set forth in this Section 4 shall have been satisfied shall be the “Seventh Amendment Effective Date”.
SECTION 1. Representations and Warranties. As of the date hereof, each Credit Party hereto hereby represents and warrants to the Administrative Agent and each Lender that is party to this Agreement as follows:
(i)Each Credit Party and each of its Subsidiaries is a corporation, limited liability company or limited partnership, as applicable, duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.
(ii)The execution and delivery of this Agreement, and performance of this Agreement and the Amended Credit Agreement by each of the Credit Parties party thereto:
(a)have been duly authorized by all necessary action;
(b)do not contravene the terms of any of that Credit Party’s Organization Documents;
(c)do not (x) conflict with or result in any breach or contravention of or (y) result in the creation of any Lien under, in each case, any document (other than under the Collateral Documents or as permitted under the Amended Credit Agreement) evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; and
(d)do not violate any Requirement of Law;
except in each case referred to in clause (c) or clause (d), to the extent that such conflict, breach, contravention or violation would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(iii)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery or performance by, or enforcement against, any Credit Party of this Agreement or the Amended Credit Agreement, except for (a) recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents, (b) those obtained or made on or prior to the Seventh Amendment Effective Date or (c) those approvals, consents, exemptions, authorizations, or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
(iv)This Agreement and the Amended Credit Agreement constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (b) the need for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents.
SECTION 1. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be, from and after the Seventh Amendment Effective Date, references to the Amended Credit Agreement.
SECTION 2. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 3. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Credit Party, the Administrative Agent, the Revolver Agent, the Lenders and their respective successors and assigns, except as otherwise provided in the Amended Credit Agreement and the other Loan Documents; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9 of the Amended Credit Agreement; provided, further, that no Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as permitted under the Amended Credit Agreement.
SECTION 4. Governing Law and Jurisdiction.
(i)    Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).
(ii)    Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each of the parties hereto executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(iii)    Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party specified in the Amended Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    Non-Exclusive Jurisdiction. Nothing contained in this Section 9 shall affect the right of any Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
SECTION 5. Waiver of Jury Trial. THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
SECTION 6. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
SECTION 7. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
SECTION 8. Reaffirmation. Each of the Credit Parties hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect to this Agreement) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations (after giving effect to this Agreement). Each of the Credit Parties party hereto hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Revolver Agent, the L/C Issuer or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
SECTION 9. Release.
(i)    As of the date of this Agreement, each Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and discharges the Administrative Agent, the Revolver Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans, the Loan Documents, the Obligations, the Collateral or this Agreement, in each case, which existed, arose or occurred at any time prior to the date of this Agreement, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Agreement, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Agreement, all of which are released by the provisions hereof in favor of the Released Parties.
(ii)    Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Agreement, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent, the Revolver Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent, the Revolver Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Agreement.
(iii)    Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Agreement, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent, the Revolver Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.
(iv)    In making the releases set forth in this Agreement, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(v)    It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Agreement shall not be deemed or construed as an admission of liability by any of the Released Parties and each of the Administrative Agent and the Revolver Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

SELECTQUOTE, INC., a Delaware corporation, as the Borrower
By:	/s/ Robert Grant________________________
Name: Robert Grant
Title: President

CHOICEMARK INSURANCE SERVICES, INC.
EXPRESS MED PHARMACEUTICALS, INC.
INSIDERESPONSE LLC
POPULATION HEALTH, INC.
SELECTQUOTE AUTO & HOME INSURANCE SERVICES, LLC
SELECTQUOTE INSURANCE SERVICES
SELECTQUOTE VENTURES, INC.
SIMPLE MEDS, LLC
TIBURON INSURANCE SERVICES,
as Subsidiary Guarantors

By:	/s/ Daniel A. Boulware____________________
Name: Daniel A. Boulware
Title: Secretary

SLQT – Seventh Amendment to Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Administrative Agent

By:    /s/ Joseph B. Fell
    Name: Joseph B. Fell
    Title: Vice President

SLQT – Seventh Amendment to Credit Agreement

Lender Signature Pages

On file with the Administrative Agent.

SLQT – Seventh Amendment to Credit Agreement